Exhibit 99.1

October 24, 2018
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2018 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America's largest truckload transportation company, today reported third quarter 2018 net income attributable to Knight-Swift of $105.9 million and Adjusted Net Income Attributable to Knight-Swift of $115.1 million. Our GAAP earnings per diluted share were $0.60 for the third quarter of 2018, compared to $0.04 for the third quarter of 2017. Our Adjusted EPS was $0.65 for the third quarter of 2018, compared to $0.25 for the third quarter of 2017.

Key Financial Highlights
We are pleased with our third quarter 2018 results and the progress made across all of our reportable segments. Our trucking segments operated on a combined basis at an 84.9% Adjusted Operating Ratio, and our efforts in the first half of 2018 and into the third quarter of 2018 resulted in stabilization of the Swift tractor fleet, which ended the third quarter at 14,779 operational tractors. We achieved sequential progress in the Swift Refrigerated segment's Adjusted Operating Ratio, which was most pronounced in September 2018, and we expect to continue to see further progress into the fourth quarter.

	Quarter-to-Date September 30, (1)
	2018	2017	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,346,611	$521,608	158.2%
Revenue, excluding fuel surcharge	$1,188,743	$469,683	153.1%
Operating income	$144,280	$5,811	2,382.9%
Adjusted Operating Income (2)	$156,543	$44,020	255.6%
Net income attributable to Knight-Swift	$105,881	$3,881	2,628.2%
Adjusted Net Income Attributable to Knight-Swift (2)	$115,122	$25,511	351.3%
Earnings per diluted share	$0.60	$0.04	1,400.0%
Adjusted EPS (2)	$0.65	$0.25	160.0%
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(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Dividend — The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on September 3, 2018, which was paid on September 27, 2018.
Revenue — Total revenue increased 158.2% to $1.3 billion for the third quarter of 2018 from $521.6 million for the third quarter of 2017. Revenue, excluding fuel surcharge, increased 153.1% to $1.2 billion for the third quarter of 2018 from $469.7 million for the third quarter of 2017. The year-over-year increase was largely driven by the inclusion of Swift's results for the full third quarter in 2018, compared to the 22 days after the September 8, 2017 merger date, in accordance with the accounting treatment applicable to the transaction. Additionally, our acquisition of Abilene Motor Express, Inc. ("Abilene") and our organic growth within the Knight Trucking, Knight Logistics, and Swift Intermodal segments contributed to the increase in revenue.

Operating Income — Operating income increased to $144.3 million for the third quarter of 2018 from $5.8 million for the third quarter of 2017. Adjusted Operating Income increased 255.6% to $156.5 million for the third quarter of 2018 from $44.0 million for the third quarter of 2017. We made meaningful improvements in Adjusted Operating Ratio across all of our reportable segments on a year-over-year basis and across nearly all of our reportable segments on a sequential basis, with the exception of the Knight Trucking segment, which continued to operate efficiently with an Adjusted Operating Ratio of approximately 78% in the second and third quarters of 2018. Swift Intermodal's Adjusted Operating Ratio improved sequentially by 470 basis points to 90.9% in the third quarter of 2018, representing the lowest quarterly Adjusted Operating Ratio for this segment in its history. We adjusted our strategy in the Swift Refrigerated segment, resulting in a sequential improvement in this segment's Adjusted Operating Ratio of 240 basis points to 95.6% in the third quarter of 2018, and we expect sequential progress to continue in the fourth quarter of 2018.
Income Taxes — The third quarter 2018 effective tax rate was 24.6%, compared to 22.9% in the second quarter of 2018. We expect a normalized tax rate of approximately 25.0% for the remainder of the year.

Segment Financial Performance
Comparability — For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

Trucking Segments — Our asset-based trucking services include dry van, refrigerated, dedicated, drayage, flatbed, and cross-border transportation through our Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated reportable segments. As of September 30, 2018, the trucking segments together comprised approximately 18,900 tractors, and operated on a combined basis at an 84.9% Adjusted Operating Ratio during the quarter, compared to an 89.7% Adjusted Operating Ratio during the third quarter of 2017, and an 86.5% Adjusted Operating Ratio during the second quarter of 2018.
Our efforts in the first half of 2018 resulted in stabilizing the Swift consolidated tractor fleet during the third quarter of 2018, and we ended the quarter at 14,779 operational tractors at September 30, 2018, compared to 14,753 at June 30, 2018.
We continue to see meaningful improvement in operating profitability in our trucking segments, as a result of our focus on improving our yields, increasing revenue per tractor, and continuing to improve on our ability to source and retain drivers without compromising our commitment to improving safety.

	Quarter-to-Date September 30,
	2018	2017	Change
	(Dollars in thousands)
Knight Trucking:
Revenue, excluding fuel surcharge and intersegment transactions	$256,496	$195,763	31.0%
Operating income	$56,535	$8,581	558.8%
Adjusted Operating Income (1)	$56,887	$27,515	106.7%
Operating ratio	80.9%	96.1%	(1,520	bps)
Adjusted Operating Ratio (1)	77.8%	85.9%	(810	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the third quarter of 2018, the Knight Trucking segment produced an Adjusted Operating Ratio of 77.8% compared to 85.9% for the same quarter last year, resulting in a $29.4 million (or 106.7%) improvement in Adjusted Operating Income. The strong freight market and tight capacity supported increases in both contract and non-contract rates throughout the quarter. Average revenue per tractor increased 22.2% as a result of a 19.9% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions, and a 2.8% improvement in miles per tractor, compared to the prior year quarter. Revenue, excluding fuel surcharge and intersegment transactions, which includes the results of Abilene in the third quarter of 2018, increased 31.0% as a result of these improvements and a 7.2% increase in average tractor count.

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Quarter-to-Date September 30,
2018
(Dollars in thousands)
Swift Truckload:
Revenue, excluding fuel surcharge	$347,455
Operating income	$54,026
Operating ratio	86.5%
Adjusted Operating Ratio (1)	84.5%
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio improved 290 basis points in the Swift Truckload segment to 84.5% in the third quarter of 2018, compared to 87.4% in the second quarter of 2018. On a year-over-year basis, average revenue per tractor increased 4.2% in the third quarter of 2018 compared to the full third quarter of 2017. This increase was primarily driven by a 19.9% increase in revenue per loaded mile, excluding fuel surcharge, as a result of year-over-year improvements in both our contract and non-contract rates. Over the last several quarters we have emphasized improving revenue per tractor, which has led to a change in our freight mix, a shorter length of haul, and 11.1% fewer miles per tractor.

Quarter-to-Date September 30,
2018
(Dollars in thousands)
Swift Dedicated:
Revenue, excluding fuel surcharge	$144,370
Operating income	$21,809
Operating ratio	86.6%
Adjusted Operating Ratio (1)	84.9%
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio improved 50 basis points in the Swift Dedicated segment to 84.9% in the third quarter of 2018, compared to 85.4% in the second quarter of 2018. On a year-over-year basis, average revenue per tractor within the Swift Dedicated segment increased 0.5% in the third quarter of 2018, compared to the full third quarter of 2017. This increase was predominately related to a 4.6% increase in our contract rates, partially offset by a 2.9% decrease in miles per tractor in the third quarter of 2018, compared to the full third quarter of 2017.

Quarter-to-Date September 30,
2018
(Dollars in thousands)
Swift Refrigerated:
Revenue, excluding fuel surcharge	$187,980
Operating income	$8,222
Operating ratio	96.1%
Adjusted Operating Ratio (1)	95.6%
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the third quarter of 2018, we invested in additional leadership and launched additional initiatives to improve the Swift Refrigerated segment. The focused efforts have resulted in a 240 basis point improvement in Adjusted Operating Ratio to 95.6% in the third quarter of 2018, from 98.0% in the second quarter of 2018. Average revenue per tractor within the Swift Refrigerated segment increased 6.1% in the third quarter of 2018, compared to the second quarter of 2018. Revenue per loaded mile, excluding fuel surcharge, increased 7.6% on a sequential basis, while miles per tractor remained relatively flat. We expect to see continued progress in this segment in the fourth quarter of 2018.

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Knight Logistics Segment — Our Knight Logistics segment consists of brokerage, intermodal, and other logistics services.

	Quarter-to-Date September 30,
	2018	2017	Change
	(Dollars in thousands)
Knight Logistics:
Revenue, excluding intersegment transactions	$87,916	$56,560	55.4%
Operating income	$8,816	$3,651	141.5%
Operating ratio	90.2%	93.7%	(350	bps)
Adjusted Operating Ratio (1)	90.0%	93.5%	(350	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Knight Logistics segment improved to 90.0% in the third quarter of 2018 from 93.5% in the third quarter of 2017. Revenue, excluding intersegment transactions, increased by 55.4%, contributing to a 141.5% improvement in operating income. Brokerage revenue increased by 60.6% in the third quarter of 2018 when compared to the same quarter in 2017, as revenue per load increased 7.1% and load volumes increased by 50.1%. Brokerage gross margin percentage for the quarter increased by 200 basis points to 18.3% on a year-over-year basis, primarily due to the increase in revenue per load, which was partially offset by a corresponding increase in purchased transportation costs.
Swift Intermodal Segment — This segment includes revenue generated by moving freight over the rail in Swift's containers and other trailing equipment, combined with revenue for drayage to transport loads between the railheads and customer locations.

Quarter-to-Date September 30,
2018
(Dollars in thousands)
Swift Intermodal:
Revenue, excluding fuel surcharge	$103,797
Operating income	$9,453
Operating ratio	92.3%
Adjusted Operating Ratio (1)	90.9%
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
We continued to see meaningful improvement in our operating profitability within our Swift Intermodal segment during the third quarter of 2018, as a result of our focus on improving our revenue per load and growing load counts, while executing on cost control. Our third quarter Adjusted Operating Ratio was 90.9%, compared to 95.6% for the second quarter of 2018. On a year-over-year basis, improvements were largely due to a 17.7% increase in revenue per container, excluding fuel surcharge, in the third quarter of 2018. Average revenue per load increased by 18.1% and load counts increased by 2.3% for the third quarter of 2018, compared to the full third quarter of 2017.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance

Cash Flow Sources (Uses) (1)

	Year-to-Date September 30,		Change
	2018	2017
	(In thousands)
Net cash provided by operating activities	$580,645	$136,344	$444,301
Net cash (used in) provided by investing activities	(467,495)	36,281	(503,776)
Net cash (used in) provided by financing activities	(123,497)	18,673	(142,170)
Net (decrease) increase in cash, restricted cash, and equivalents (2)	$(10,347)	$191,298	$(201,645)
Net capital expenditures	$(352,142)	$(62,435)	$(289,707)
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(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)
"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the consolidated balance sheets.

Liquidity and Capitalization — As of September 30, 2018, there was a balance of $636.8 million of unrestricted cash and available liquidity, $5.4 billion of stockholders' equity, and $880.9 million in face value of net debt. Since December 31, 2017, we generated meaningful operating cash flows and repurchased $100.0 million of our common stock. Additionally, our net debt remained essentially flat compared to December 31, 2017, while we meaningfully reduced our off-balance sheet lease obligations. We remain committed to reducing leverage and further strengthening our balance sheet, which we believe will position the company for success in a changing environment and to be able to pursue further opportunities for organic growth and growth through acquisition. Also, over the last twelve months ended September 30, 2018, we returned $43.0 million in quarterly dividends to our stockholders.
Equipment and Capital Expenditures — Gain on sale of revenue equipment was $11.0 million in the third quarter of 2018, compared to $0.8 million in the same quarter of 2017, which does not include Swift's $1.3 million gain from the July 1, 2017 through September 8, 2017 period. A year-over-year increase in trailer sales contributed to the improvement in our gain on sale of revenue equipment, as we focused on right-sizing our trailer-to-tractor ratio. Capital expenditures, net of disposal proceeds, were $230.8 million in the third quarter of 2018, while the average ages of the Knight and Swift tractor fleets were 2.5 years and 2.4 years, respectively.
We expect that net capital expenditures will be in the range of $500.0 – $550.0 million for full-year 2018, primarily representing replacements of existing tractors and trailers. As noted in the previous quarter, this range reflects a change in the composition of capital expenditure funding from Swift's historical practices. We plan to fund more purchases with cash and on-balance-sheet financing through our revolver and to use less off-balance-sheet leasing compared to Swift's past practice. While this may cause the reported cash expenditures to be significantly higher, the aggregate purchases of equipment and their related life cycles are not expected to change meaningfully.
Guidance — Our expected Adjusted EPS range for the fourth quarter of 2018 is $0.71 to $0.75 (which is an update from our previously announced expectation of $0.68 to $0.72). Our expected Adjusted EPS range for the first quarter of 2019 is $0.50 to $0.54. Our expected Adjusted EPS ranges for the fourth quarter of 2018 and the first quarter of 2019 are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the third quarter 2018 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to vary materially from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," 'is," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	any statement of plans, strategies, and objectives of management for future operations,

•	any statements concerning proposed acquisition plans, new services or developments,

•	any statements regarding future economic or industry conditions or performance, and

•	any statements of belief and any statements of assumptions underlying any of the foregoing.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:

•	the ability of our infrastructure to support future growth, whether we grow organically or through potential acquisitions,

•	the future impact of the 2017 Merger, including achievement of anticipated synergies,

•	the flexibility of our model to adapt to market conditions,

•	our ability to recruit and retain qualified driving associates,

•	future safety performance,

•	future dedicated and refrigerated performance,

•	our ability to gain market share,

•	our ability and desire to expand our brokerage and intermodal operations,

•	future equipment prices, our equipment purchasing plans, and our equipment turnover (including expected tractor trade-ins),

•	our ability to sublease equipment to independent contractors,

•	the impact of pending legal proceedings,

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•	the expected freight environment, including freight demand and volumes,

•	economic conditions, including future inflation and consumer spending,

•	our ability to obtain favorable pricing terms from vendors and suppliers,

•	expected liquidity and methods for achieving sufficient liquidity,

•	future fuel prices,

•	future expenses and our ability to control costs,

•	future third-party service provider relationships and availability,

•	future contracted pay rates with independent contractors and compensation arrangements with driving associates,

•	our expected need or desire to incur indebtedness,

•	expected sources of liquidity for capital expenditures and allocation of capital,

•	expected capital expenditures,

•	future mix of owned versus leased revenue equipment,

•	future asset utilization,

•	future capital requirements,

•	future return on capital,

•	future tax rates,

•	our intention to pay dividends in the future,

•	future share repurchases,

•	future trucking industry capacity,

•	future rates,

•	future depreciation and amortization,

•	expected tractor and trailer fleet age,

•	political conditions and regulations, including trade regulation, quotas, duties or tariffs and any future changes to the foregoing, and

•	future purchased transportation expense.

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Financial Statements

Condensed Consolidated Income Statements (Unaudited) (1)

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenue:
Revenue, excluding fuel surcharge	$1,188,743	$469,683	$3,482,663	$961,685
Fuel surcharge	157,868	51,925	466,763	104,348
Total revenue	1,346,611	521,608	3,949,426	1,066,033
Operating expenses:
Salaries, wages, and benefits	381,174	154,390	1,114,252	316,844
Fuel	162,832	62,300	470,617	131,252
Operations and maintenance	87,362	37,267	260,660	78,516
Insurance and claims	52,701	21,117	164,975	37,982
Operating taxes and licenses	21,986	8,793	67,807	17,839
Communications	5,041	1,921	15,783	4,125
Depreciation and amortization of property and equipment	97,708	43,477	287,319	102,280
Amortization of intangibles	10,695	2,654	31,891	2,904
Rental expense	39,806	15,388	140,384	17,939
Purchased transportation	329,338	127,434	989,333	244,358
Impairments	—	16,746	—	16,746
Miscellaneous operating expenses	13,688	11,972	44,139	21,873
Merger-related costs	—	12,338	—	16,516
Total operating expenses	1,202,331	515,797	3,587,160	1,009,174
Operating income	144,280	5,811	362,266	56,859
Interest income	889	370	2,191	559
Interest expense	(7,528)	(1,812)	(21,424)	(1,948)
Other income, net	3,327	(1,442)	6,487	(120)
Other (expense) income, net	(3,312)	(2,884)	(12,746)	(1,509)
Income before income taxes	140,968	2,927	349,520	55,350
Income tax expense (benefit)	34,624	(1,272)	80,816	17,786
Net income	106,344	4,199	268,704	37,564
Net income attributable to noncontrolling interest	(463)	(318)	(1,136)	(836)
Net income attributable to Knight-Swift	$105,881	$3,881	$267,568	$36,728

Earnings per share:
Basic	$0.60	$0.04	$1.50	$0.42
Diluted	$0.60	$0.04	$1.50	$0.41

Dividends declared per share:	$0.06	$0.06	$0.18	$0.18

Weighted average shares outstanding:
Basic	176,849	102,846	177,816	87,978
Diluted	177,750	103,752	178,793	88,847
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(1)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited) (1)

	September 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$91,335	$76,649
Cash and cash equivalents – restricted	48,460	73,657
Restricted investments, held-to-maturity, amortized cost	20,511	22,232
Trade receivables, net of allowance for doubtful accounts of $14,550 and $14,829, respectively	625,293	574,265
Prepaid expenses	66,814	58,525
Assets held for sale	48,583	25,153
Income tax receivable	41,236	55,114
Other current assets	29,611	37,612
Total current assets	971,843	923,207
Property and equipment, net	2,557,796	2,384,221
Goodwill	2,919,528	2,887,867
Intangible assets, net	1,431,612	1,440,903
Other long-term assets	51,287	47,244
Total assets	$7,932,066	$7,683,442

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$164,938	$119,867
Accrued payroll and purchased transportation	132,937	107,017
Accrued liabilities	153,437	186,379
Claims accruals – current portion	165,490	147,285
Capital lease obligations and long-term debt – current portion	63,555	49,002
Total current liabilities	680,357	609,550
Revolving line of credit	235,000	125,000
Long-term debt – less current portion	364,531	364,771
Capital lease obligations – less current portion	73,686	127,132
Accounts receivable securitization	234,567	305,000
Claims accruals – less current portion	197,130	206,144
Deferred tax liabilities	726,409	679,077
Other long-term liabilities	24,200	26,398
Total liabilities	2,535,880	2,443,072
Stockholders’ equity:
Common stock	1,756	1,780
Additional paid-in capital	4,236,923	4,219,214
Retained earnings	1,154,988	1,016,738
Total Knight-Swift stockholders' equity	5,393,667	5,237,732
Noncontrolling interest	2,519	2,638
Total stockholders’ equity	5,396,186	5,240,370
Total liabilities and stockholders’ equity	$7,932,066	$7,683,442
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(1)	The reported balances include the balances of Abilene as of September 30, 2018.

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Segment Operating Statistics (Unaudited)

	Quarter-to-Date September 30,				Year-to-Date September 30,
	2018	2017	Change		2018	2017	Change
Knight Trucking (4)
Average revenue per tractor (1)	$53,028	$43,397	22.2%		$153,880	$126,719	21.4%
Non-paid empty miles percentage	13.8%	13.1%	70	bps	13.5%	12.7%	80	bps
Average length of haul (miles)	516	480	7.5%		502	488	2.9%
Average tractors	4,837	4,511	7.2%		4,766	4,595	3.7%
Average trailers	13,933	12,390	12.5%		13,392	12,381	8.2%

Swift Truckload
Average revenue per tractor (3)	$48,575	$46,609	4.2%		$142,126	$134,100	6.0%
Non-paid empty miles percentage	13.5%	11.5%	200	bps	12.9%	11.5%	140	bps
Average length of haul (miles)	571	615	(7.2%)		578	606	(4.6%)
Average tractors	7,153	9,181	(22.1%)		7,612	9,674	(21.3%)
Average trailers	28,607	34,438	(16.9%)		30,779	35,298	(12.8%)

Swift Dedicated
Average revenue per tractor (3)	$47,057	$46,811	0.5%		$139,303	$137,492	1.3%
Non-paid empty miles percentage	19.4%	18.5%	90	bps	19.0%	18.6%	40	bps
Average length of haul (miles)	189	182	3.8%		187	181	3.3%
Average tractors	3,068	3,127	(1.9%)		3,027	3,102	(2.4%)
Average trailers	14,194	14,900	(4.7%)		14,735	14,863	(0.9%)

Swift Refrigerated
Average revenue per tractor (3)	$48,851	$49,275	(0.9%)		$142,125	$146,098	(2.7%)
Non-paid empty miles percentage	7.5%	7.3%	20	bps	7.2%	7.4%	(20	bps)
Average length of haul (miles)	410	393	4.3%		400	405	(1.2%)
Average tractors	3,848	3,634	5.9%		3,861	3,482	10.9%
Average trailers	3,481	4,227	(17.6%)		3,755	4,361	(13.9%)

Knight Logistics (4)
Revenue per load – Brokerage only (2)	$1,454	$1,358	7.1%		$1,541	$1,288	19.6%
Gross margin – Brokerage only	18.3%	16.3%	200	bps	15.7%	15.0%	70	bps

Swift Intermodal
Average revenue per load (3)	$2,185	$1,850	18.1%		$1,991	$1,854	7.4%
Load count	47,495	46,445	2.3%		144,148	131,246	9.8%
Average tractors	645	523	23.3%		615	508	21.1%
Average containers	9,366	9,125	2.6%		9,203	9,128	0.8%
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(1)	Computed with revenue, excluding fuel surcharge and intersegment transactions

(2)	Computed with revenue, excluding intersegment transactions

(3)	Computed with revenue, excluding fuel surcharge

(4)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," and "Adjusted Operating Ratio," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, and Adjusted Operating Ratio are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,346,611	$521,608	$3,949,426	$1,066,033
Total operating expenses	(1,202,331)	(515,797)	(3,587,160)	(1,009,174)
Operating income	$144,280	$5,811	$362,266	$56,859
Operating ratio	89.3%	98.9%	90.8%	94.7%

Non-GAAP Presentation
Total revenue	$1,346,611	$521,608	$3,949,426	$1,066,033
Fuel surcharge	(157,868)	(51,925)	(466,763)	(104,348)
Revenue, excluding fuel surcharge	1,188,743	469,683	3,482,663	961,685

Total operating expenses	1,202,331	515,797	3,587,160	1,009,174
Adjusted for:
Fuel surcharge	(157,868)	(51,925)	(466,763)	(104,348)
Impairments (3)	—	(16,746)	—	(16,746)
Amortization of intangibles (4)	(10,695)	(2,529)	(31,891)	(2,529)
Other merger-related operating expenses (5)	—	(6,596)	—	(6,596)
Merger-related costs (6)	—	(12,338)	—	(16,516)
Severance expense (7)	(1,568)	—	(1,568)	—
Adjusted Operating Expenses	1,032,200	425,663	3,086,938	862,439
Adjusted Operating Income	$156,543	$44,020	$395,725	$99,246
Adjusted Operating Ratio	86.8%	90.6%	88.6%	89.7%

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____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

(2)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(3)	The Company terminated the implementation of Swift's enterprise resource planning system in 2017, resulting in an impairment loss.

(4)
"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and historical Knight acquisitions. Certain data necessary to complete the purchase price allocation for the Abilene Acquisition is open for adjustments during the measurement period, and includes, but is not limited to, finalization of certain contingent liabilities and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed and assessment of other tax-related items. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

(5)
"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses, and other operating expenses. These expenses were recorded in the "Salaries, wages, and benefits," "Purchased transportation," and "Miscellaneous operating expenses" line items in the condensed consolidated income statements.

(6)	During the second and third quarters of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

(7)	Severance expenses were incurred during the third quarter of 2018 in relation to certain organizational changes at Swift.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS (1) (2)

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$105,881	$3,881	$267,568	$36,728
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	34,624	(1,272)	80,816	17,786
Income before income taxes attributable to Knight-Swift	140,505	2,609	348,384	54,514
Impairments (3)	—	16,746	—	16,746
Amortization of intangibles (4)	10,695	2,529	31,891	2,529
Other merger-related operating expenses (5)	—	6,596	—	6,596
Merger-related costs (6)	—	12,338	—	16,516
Severance expense (7)	1,568	—	1,568	—
Adjusted income before income taxes	152,768	40,818	381,843	96,901
Provision for income tax expense at effective rate	(37,646)	(15,307)	(88,578)	(36,338)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$115,122	$25,511	$293,265	$60,563
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP: Earnings per diluted share	$0.60	$0.04	$1.50	$0.41
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	0.19	(0.01)	0.45	0.20
Income before income taxes attributable to Knight-Swift	0.79	0.03	1.95	0.61
Impairments (3)	—	0.16	—	0.19
Amortization of intangibles (4)	0.06	0.02	0.18	0.03
Other merger-related operating expenses (5)	—	0.06	—	0.07
Merger-related costs (6)	—	0.12	—	0.19
Severance expense (7)	0.01	—	0.01	—
Adjusted income before income taxes	0.86	0.39	2.14	1.09
Provision for income tax expense at effective rate	(0.21)	(0.15)	(0.50)	(0.41)
Non-GAAP: Adjusted EPS	$0.65	$0.25	$1.64	$0.68
____________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted net income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

(2)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(3)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (3).

(4)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (4).

(5)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (5).

(6)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (6).

(7)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (7).

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio

Knight Trucking Segment (1) (2)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$296,021	$222,307	$845,688	$661,320
Total operating expenses	(239,486)	(213,726)	(691,773)	(606,717)
Operating income	$56,535	$8,581	$153,915	$54,603
Operating ratio	80.9%	96.1%	81.8%	91.7%
Non-GAAP Presentation
Total revenue	$296,021	$222,307	$845,688	$661,320
Fuel surcharge	(39,439)	(26,513)	(112,134)	(78,936)
Intersegment transactions	(86)	(31)	(159)	(112)
Revenue, excluding fuel surcharge and intersegment transactions	256,496	195,763	733,395	582,272

Total operating expenses	239,486	213,726	691,773	606,717
Adjusted for:
Fuel surcharge	(39,439)	(26,513)	(112,134)	(78,936)
Intersegment transactions	(86)	(31)	(159)	(112)
Amortization of intangibles (3)	(352)	—	(860)	—
Other merger-related operating expenses (4)	—	(6,596)	—	(6,596)
Merger-related costs (5)	—	(12,338)	—	(16,516)
Adjusted Operating Expenses	199,609	168,248	578,620	504,557
Adjusted Operating Income	$56,887	$27,515	$154,775	$77,715
Adjusted Operating Ratio	77.8%	85.9%	78.9%	86.7%

Swift Truckload Segment (1) (6)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$400,399	$115,899	$1,251,576	$115,899
Total operating expenses	(346,373)	(107,932)	(1,116,954)	(107,932)
Operating income	$54,026	$7,967	$134,622	$7,967
Operating ratio	86.5%	93.1%	89.2%	93.1%
Non-GAAP Presentation
Total revenue	$400,399	$115,899	$1,251,576	$115,899
Fuel surcharge	(52,944)	(13,739)	(169,711)	(13,739)
Revenue, excluding fuel surcharge	347,455	102,160	1,081,865	102,160

Total operating expenses	346,373	107,932	1,116,954	107,932
Adjusted for:
Fuel surcharge	(52,944)	(13,739)	(169,711)	(13,739)
Adjusted Operating Expenses	293,429	94,193	947,243	94,193
Adjusted Operating Income	$54,026	$7,967	$134,622	$7,967
Adjusted Operating Ratio	84.5%	92.2%	87.6%	92.2%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to the Abilene Acquisition, in accordance with the accounting treatment applicable to the transaction.

(3)	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the Abilene Acquisition and other historical Knight acquisitions.

(4)	"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses, and other operating expenses.

(5)	During the second and third quarters of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

(6)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued

Swift Dedicated Segment (1) (2)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$163,276	$39,120	$476,466	$39,120
Total operating expenses	(141,467)	(36,171)	(418,764)	(36,171)
Operating income	$21,809	$2,949	$57,702	$2,949
Operating ratio	86.6%	92.5%	87.9%	92.5%
Non-GAAP Presentation
Total revenue	$163,276	$39,120	$476,466	$39,120
Fuel surcharge	(18,906)	(3,915)	(54,797)	(3,915)
Revenue, excluding fuel surcharge	144,370	35,205	421,669	35,205

Total operating expenses	141,467	36,171	418,764	36,171
Adjusted for:
Fuel surcharge	(18,906)	(3,915)	(54,797)	(3,915)
Adjusted Operating Expenses	122,561	32,256	363,967	32,256
Adjusted Operating Income	$21,809	$2,949	$57,702	$2,949
Adjusted Operating Ratio	84.9%	91.6%	86.3%	91.6%

Swift Refrigerated Segment (1) (2)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$211,282	$47,506	$616,444	$47,506
Total operating expenses	(203,060)	(47,079)	(595,183)	(47,079)
Operating income	$8,222	$427	$21,261	$427
Operating ratio	96.1%	99.1%	96.6%	99.1%
Non-GAAP Presentation
Total revenue	$211,282	$47,506	$616,444	$47,506
Fuel surcharge	(23,302)	(4,275)	(67,701)	(4,275)
Revenue, excluding fuel surcharge	187,980	43,231	548,743	43,231

Total operating expenses	203,060	47,079	595,183	47,079
Adjusted for:
Fuel surcharge	(23,302)	(4,275)	(67,701)	(4,275)
Adjusted Operating Expenses	179,758	42,804	527,482	42,804
Adjusted Operating Income	$8,222	$427	$21,261	$427
Adjusted Operating Ratio	95.6%	99.0%	96.1%	99.0%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued

Knight Logistics Segment (1) (2)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$89,554	$57,904	$235,165	$166,959
Total operating expenses	(80,738)	(54,253)	(218,659)	(158,282)
Operating income	$8,816	$3,651	$16,506	$8,677
Operating ratio	90.2%	93.7%	93.0%	94.8%
Non-GAAP Presentation
Total revenue	$89,554	$57,904	$235,165	$166,959
Intersegment transactions	(1,638)	(1,344)	(4,813)	(4,906)
Revenue, excluding intersegment transactions	87,916	56,560	230,352	162,053

Total operating expenses	80,738	54,253	218,659	158,282
Adjusted for:
Intersegment transactions	(1,638)	(1,344)	(4,813)	(4,906)
Adjusted Operating Expenses	79,100	52,909	213,846	153,376
Adjusted Operating Income	$8,816	$3,651	$16,506	$8,677
Adjusted Operating Ratio	90.0%	93.5%	92.8%	94.6%

Swift Intermodal Segment (1) (3)	Quarter-to-Date September 30,		Year-to-Date September 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$123,065	$24,046	$339,841	$24,046
Total operating expenses	(113,612)	(22,650)	(322,386)	(22,650)
Operating income	$9,453	$1,396	$17,455	$1,396
Operating Ratio	92.3%	94.2%	94.9%	94.2%
Non-GAAP Presentation
Total revenue	$123,065	$24,046	$339,841	$24,046
Fuel surcharge	(19,268)	(3,042)	(52,843)	(3,042)
Revenue, excluding fuel surcharge	103,797	21,004	286,998	21,004

Total operating expenses	113,612	22,650	322,386	22,650
Adjusted for:
Fuel surcharge	(19,268)	(3,042)	(52,843)	(3,042)
Adjusted Operating Expenses	94,344	19,608	269,543	19,608
Adjusted Operating Income	$9,453	$1,396	$17,455	$1,396
Adjusted Operating Ratio	90.9%	93.4%	93.9%	93.4%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(3)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

16